UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199

(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 7, 2015, Microchip Technology Incorporated, a Delaware corporation (“Microchip”), Micrel, Incorporated, a California corporation (“Micrel”), Mambo Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Mambo Acquisition LLC, a California limited liability company and a wholly owned subsidiary of Parent (“Merger Sub 2”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Under the terms of the Merger Agreement, the acquisition of Micrel will be accomplished through a merger of Merger Sub with and into Micrel (the “ First Step Merger “) with Micrel surviving the First Step Merger. As soon as reasonably practicable following the First Step Merger, Micrel will merge with and into Merger Sub 2 with Merger Sub 2 continuing as the surviving entity (the “Second Step Merger,” and collectively with the First Step Merger, the “Mergers”).

Pursuant to the terms of the Merger Agreement, and subject to the terms and conditions set forth therein, at the effective time of the First Step Merger (the “Effective Time”), each share of the common stock of Micrel (the “Micrel Common Stock”) issued and outstanding immediately prior to the First Step Merger will be converted into the right to receive, at the election of each holder and subject to proration as described in the Merger Agreement:

(i)	$14.00 in cash (the “Cash Consideration”); or

(ii)	a number of shares of Microchip common stock equal to $14.00 divided by the average closing sale price for a share of Microchip common stock for the ten most recent trading days ending on the second to last trading day immediately prior to the Effective Time (such consideration, “Stock Consideration”).

A minimum of 42% of the shares of Micrel Common Stock will be converted into Stock Consideration. Shareholders of Micrel who do not make a valid election will receive the Cash Consideration, subject to proration as described in the Merger Agreement.

The Boards of Directors of Microchip and Micrel have unanimously approved the Mergers and the Merger Agreement. The transaction is subject to customary closing conditions, including the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the effectiveness of a registration statement on Form S-4 registering the shares of Microchip common stock to be issued in connection with the Mergers, approval by the holders of a majority of the outstanding shares of Micrel Common Stock, and receipt of opinions from legal counsel regarding the intended tax treatment of the Merger. The transaction is not subject to any financing condition.

The Merger Agreement contains customary representations, warranties and covenants of Microchip, Micrel, Merger Sub and Merger Sub 2, including among others, (i) covenants by Micrel concerning the conduct of its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Mergers, (ii) a covenant by Micrel that, subject to certain exceptions, the Board of Directors of Micrel will recommend to its shareholders adoption of the Merger Agreement, and (iii) a covenant that Micrel will not solicit, initiate, or knowingly encourage, facilitate or induce the making of inquiry, offer or proposal that would reasonably be expected to lead to any Acquisition Proposal (as defined in the Merger Agreement). The Merger Agreement contains certain termination rights for both Microchip and Micrel and further provides that upon termination of the Merger Agreement under specified circumstances Micrel may be required to pay Microchip a termination fee.

Voting Agreements

In connection with the parties’ entry into the Merger Agreement, all of the directors and executive officers of Micrel, in their respective capacities as shareholders of Micrel, have entered into voting agreements with Microchip (the “Voting Agreements”), pursuant to which they have agreed to, among other things, vote their shares of Micrel Common Stock in favor of adopting the Merger Agreement and against any alternative that would reasonably be expected to adversely affect or inhibit the consummation of the transactions contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. We encourage you to read the Merger Agreement for a more complete understanding of the transaction. The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about Microchip, Micrel or the Merger Subs.

Additional Information and Where to Find It

In connection with the Mergers, Microchip will file a Registration Statement on Form S-4 that will include a proxy statement of Micrel in connection with the acquisition transaction. Investors and security holders are urged to read this document when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. Microchip, Micrel and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Micrel in connection with the acquisition transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Microchip is also included in Microchip’s proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on July18, 2014. Additional information regarding the directors and executive officers of Micrel is also included in Micrel’s Annual Report on Form 10-K/A, which was filed with the SEC on April 24, 2015. These documents are available free of charge at the SEC’s web site at www.sec.gov and as described above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed Mergers or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 7, 2015, by and among Microchip Technology Incorporated, Micrel, Incorporated, Mambo Acquisition Corp., and Mambo Acquisition LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated
Dated: May 8, 2015

	By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 7, 2015, by and among Microchip Technology Incorporated, Micrel, Incorporated, Mambo Acquisition Corp., and Mambo Acquisition LLC.